SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2010

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street Worcester, Massachusetts 01605
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)
Copies to: Thomas A. Rose, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Phone: (212) 930-9700 Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, on November 2, 2009, Advanced Cell Technology, Inc. (the “Company”) entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Optimus Capital Partners, LLC, doing business as Optimus Life Sciences Capital Partners, LLC (the “Investor”), pursuant to which, the Company agreed to sell, and the Investor agreed to purchase, in one or more tranches from time to time (“Tranches”), in the Company’s sole discretion (subject to the conditions set forth therein), (i) up to 1,000 shares of Series B Preferred Stock, at a purchase price of $10,000 per share, for an aggregate purchase price of up to $10,000,000, and (ii) five-year warrants to purchase shares of the Company’s common stock, with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the closing bid price of the Company’s common stock on the date the Company provides notice of such Tranche. On May 14, 2010, pursuant to the Purchase Agreement, the “Company issued and sold 50 shares of Series B Preferred Stock, for a purchase price of $500,000, and warrants to purchase 6,750,000 shares of common stock at an exercise price of .10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: May 25, 2010